Exhibit 10.26a

FIRST AMENDMENT

TO THE

STOCKHOLDERS AGREEMENT

DATED AS OF DECEMBER 18, 2003

BETWEEN

FALCONS ACQUISITION CORP.

THE PMI GROUP, INC.,

BLACKSTONE CAPITAL PARTNERS IV L.P.,

BLACKSTONE CAPITAL PARTNERS IV-A L.P.,

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A L.P.,

CYPRESS MERCHANT BANKING PARTNERS II L.P.,

CYPRESS MERCHANT BANKING II C.V.,

CYPRESS SIDE-BY-SIDE LLC,

55TH STREET PARTNERS II L.P.,

CYPRESS FGIC INVESTORS LLC,

CIVC/FGIC INVESTMENT COMPANY LLC

CIVC PARTNERS FUND III, L.P.

CIVC PARTNERS FUND IIIA, L.P.

AND THE

MANAGEMENT INVESTORS

FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT

This FIRST AMENDMENT TO THE STOCKHOLDERS AGREEMENT (this “Amendment”) is made as of December 18, 2003, and is between Falcons Acquisition Corp., a Delaware corporation (the “Company”), The PMI Group, Inc., a Delaware corporation (together with any Affiliated transferee within the contemplation of Section 2.5 of the Agreement (as defined below), “PMI”), Blackstone Capital Partners IV L.P., a Delaware limited partnership (“BCP IV”), Blackstone Capital Partners IV-A L.P., a Delaware limited partnership (“BCP IV-A”) and Blackstone Family Investment Partnership IV-A L.P., a Delaware limited partnership (“BFIP IV-A,” and together with BCP IV, BCP IV-A and any other Affiliated transferee within the contemplation of Section 2.5, “Blackstone”), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership (“Cypress Onshore”), Cypress Merchant Banking II C.V., a Netherlands limited partnership (“Cypress Offshore”), Cypress Side-by-Side LLC, a Delaware limited liability company (“Cypress Side-by-Side”), 55th Street Partners II L.P., a Delaware limited partnership (“Cypress 55th Street”), Cypress FGIC Investors LLC, a Delaware limited liability company, as a “Cypress Vehicle” (as described below) (“Cypress/FGIC,” and together with Cypress Onshore, Cypress Offshore, Cypress Side-by-Side, Cypress 55th Street, any other “Cypress Vehicle,” any “Cypress Coinvestor” (as described below) and any other Affiliated transferee within the contemplation of Section 2.5 of the Agreement, “Cypress”), CIVC/FGIC Investment Company LLC, a Delaware limited liability company, as a “CIVC Vehicle” (as described below) (“CIVC/FGIC”), CIVC Partners Fund III, L.P., a Delaware limited partnership (“CIVC Fund III”), CIVC Partners Fund IIIA, L.P., a Delaware limited partnership (“CIVC Fund IIIA”, and together with CIVC/FGIC, CIVC Fund III, any other “CIVC Vehicle” and any other Affiliated transferee within the contemplation of Section 2.5 of the Agreement, “CIVC”; and together with PMI, Blackstone and Cypress, the “Investors”) and the management investors listed on Annex A and any other management investors who subsequently become a party to this Agreement (the “Management Investors”) pursuant to the Agreement. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Stockholders Agreement dated as of August 3, 2003, by and among the Company, PMI, Blackstone and Cypress (the “Agreement”).

BACKGROUND

1. Cypress/FGIC has agreed to become party to the Agreement as a Cypress Vehicle and each of the Management Investors listed on Exhibit A hereto (amending Annex A to the Agreement) have agreed to become party to the Agreement as a Management Investor.

2. The parties hereto desire to amend the rights and obligations of the Management Investors under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties, intending legally to be bound, agree as follows:

1. Amendments to Article I.

(a) Section 1.2 of the Agreement is hereby amended by adding the following definitions in their proper alphabetical order, which, in the event of a conflict with the definitions of terms in the Agreement, shall control:

“Cause” means, with respect to a Management Investor, “Cause” as defined in an employment agreement between the Company or any of its subsidiaries and such Management Investor which is entered into as of or after the Closing Date (as the same may be amended in accordance with the terms thereof, an “Employment Agreement”) or, if not defined therein or if there is no such agreement, “Cause” means (i) such Management Investor’s continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by the Company to such Management Investor of such failure, (ii) dishonesty in the performance of such Management Investor’s duties, (iii) such Management Investor’s conviction of, or plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, (iv) such Management Investor’s willful malfeasance or willful misconduct in connection with such Management Investor’s duties hereunder or any act or omission which is injurious to the financial condition or business reputation of the Company or any of its Affiliates or (v) such Management Investor’s breach of the provisions of Section 9.15 (Covenant Not to Compete; Nonsolicitation) or Section 9.16 (Confidentiality) of this Agreement or the breach of any other confidentiality, non-competition, non-solicitation or proprietary information agreement between such Management Investor and the Company or any of its Affiliates from time to time.

“Fair Market Value” means, on a given date, (i) if there is a public market for the shares on such date, the arithmetic mean of the high and low prices of the shares as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the Nasdaq National Market System or such market in which such prices are regularly quoted, or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on an above referenced market, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used, and (ii) if there is no public market for the shares on such date, the Fair Market Value shall be the value established by the Company Board in good faith.

“Family Group Members” means, with respect to a Management Investor, such Management Investor’s spouse, parent, descendant, stepchild or stepgrandchild or any executor, estate, guardian, committee, trustee or other fiduciary acting as such solely on behalf or solely for the benefit of any such spouse, parent, descendant, stepchild or stepgrandchild.

“Management Entity” means, with respect to a Management Investor, (i) such Management Investor, (ii) such Management Investor’s Management Trust, and (iii) the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of such Management Investor.

“Management Trust” means, with respect to a Management Investor, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Investor, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Permanent Disability” means, with respect to a Management Investor, such Management Investor becomes physically or mentally incapacitated and is therefore unable for a period of at least 180 days in any 12 consecutive month period, to perform the Management Investor’s duties with the Company or any subsidiary or Affiliate thereof. Any question as to the existence of the Permanent Disability of the Management Investor as to which the Management Investor and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Management Investor and the Company. If the Management Investor and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Permanent Disability made in writing to the Company and the Management Investor shall be final and conclusive for all purposes of this Agreement.

(b) Section 1.2 of the Agreement is hereby amended by adding the following information to the table in Section 1.2 in the proper alphabetical order:

Term	Section
Call Commencement Date	2.14(b)
Call Option Period	2.14(c)
Call Rights	2.14(a)
Competitive Business	9.15(b)
Confidential Information	9.16(a)
Employment Agreement	1.2
Lapse Date	2.2(a)
Process	9.16(e)
Put Period	2.15(a)
Redemption Price	2.15(a)
Redemption Notice	2.15(b)
Repurchase Price	2.15(a)
Restricted Period	9.15(b)
Termination	2.14(a)

2. Amendments to Article II.

(a) Section 2.2(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with following Section 2.2(a):

(a) The “Transfer Restriction Period” shall begin on the Closing Date and shall end: (i) with respect to any Investor, on the later to occur of (Y) the earlier to occur of the date of consummation of the Qualified IPO and the fifth anniversary of the Closing Date and (Z) the date that the Preferred Shares (and any shares of the Class B Common Stock into which such Preferred Shares may have been converted) are redeemed in full (or otherwise cease to be outstanding) and (ii) with respect to any Management Investor, on the later to occur of (Y) the date of the earliest to occur (the “Lapse Date”) of (1) Blackstone and Cypress, collectively, ceasing to Control Equity Securities representing at least 50% of Blackstone’s and Cypress’ aggregate Original Equity Stake, (2) the occurrence of a Company Sale and (3) the fifth anniversary of the Closing Date, and (Z) the date that the Preferred Shares (and any shares of the Class B Common Stock into which such Preferred Shares may have been converted) are redeemed in full (or otherwise cease to be outstanding); provided, however, that the restrictions set forth in clause (ii) shall lapse prior to the Lapse Date in connection with, and following, a Qualified IPO such that the restrictions set forth in clause (ii) shall only continue to apply in connection with, and following, a Qualified IPO to, a number of shares of Equity Securities owned or Controlled by such Management Investor, from time to time, that is equal to the product of (y) the number of shares of Equity Securities owned or Controlled by such Management Investor immediately prior to the Qualified IPO and (z) the percentage of Blackstone’s and Cypress’ aggregate Original Equity Stake then Controlled by Blackstone and Cypress in the aggregate. During the Transfer Restriction Period, none of the Investors, the Management Investors or any of their respective Permitted Transferees shall, directly or indirectly, Transfer any Equity Securities except in accordance with Sections 2.3, 2.5, 2.13, 2.14 or 2.15. Registrable Securities may, subject to the preceding sentence, be Transferred by Investors in the Qualified IPO in accordance with the piggyback registration rights described in Section 6.2.

(b) Section 2.5(a) of the Agreement is hereby amended by deleting the words “any other Investor” in the first sentence of Section 2.5(a) and replacing such words with “any other party hereto”.

(c) Section 2.7(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following Section 2.7(a):

(a) In the event that the rights of first offer set forth in Section 2.9 are not exercised, any Investor or Permitted Transferee of any Investor proposing to Transfer any Equity Securities (a “Transferring Investor”) after the end of the Transfer Restriction Period, or as otherwise permitted under Section 2.2(c), but prior to the Qualified IPO, shall be entitled to Transfer such Equity Securities during the time periods set forth in Section 2.9(e) and (f) subject to the following. The Transferring Investor shall have the obligation, and each other Investor, Management Investor and Permitted Transferee (for purposes of this Section 2.7, the “Other Investors”) who is not then in breach of this Agreement shall have the right, to include a number of shares of each class of Equity Securities in such proposed Transfer, at the same price per security and upon the same terms and conditions as to be paid and given to the Transferring Investor(s), equal to the product (rounded up to the nearest whole number) of (i) a fraction, the numerator of which is the number of shares of such class of Equity Securities being Transferred held by such Other Investor and the denominator of which is the number of shares of such class of Equity Securities held by the Transferring Investor and all of the Investors seeking to exercise tag-along rights pursuant to this Section 2.7, multiplied by (ii) the number of shares of such class of Equity Securities proposed to be sold in the contemplated sale. The Other Investors must agree to make substantially the same representations, warranties, covenants and indemnities and other similar agreements as the Transferring Investor(s) agree to make in connection with the proposed Transfer of the Equity Securities of the Transferring Investor(s).

(d) Section 2.9(a) of the Agreement is hereby amended by deleting the first sentence of such section it in its entirety and replacing it with the following first sentence of Section 2.9(a):

Except as set forth in Section 2.9(h), and subject to the last sentence of Section 8.2, each Investor, Management Investor, Management Entity, and Family Group Member seeking to Transfer any shares of Common Stock held by it prior to the Qualified IPO and after its respective Transfer Restriction Period or as otherwise permitted under Section 2.2(c) (a “Selling Investor”) must first comply with the provisions of this Section 2.9 and, if applicable, Section 2.7 (Tag-Along Rights).

(e) Section 2.9(f) of the Agreement is hereby amended by replacing the words “selling Investor” with “Selling Investor”.

(f) Article II of the Agreement is hereby amended by adding, immediately following Section 2.12, the following new Sections 2.13, 2.14 and 2.15:

2.13 Certain Transfers by Management Investors.

(a) Notwithstanding anything in this Agreement to the contrary, each Management Investor is entitled, from time to time, without the consent of any other party hereto, to Transfer any or all of the Common Stock owned by it to a Family Group Member or Management Trust. As a condition to any such Transfer, any such transferee must execute and deliver to the Company an instrument in form and substance reasonably satisfactory to the Company agreeing to be bound hereby as a Permitted Transferee.

(b) Notwithstanding any provision in the Agreement to the contrary, the Company may, from time to time, permit any Management Investor to Transfer any shares held by such Management Investor to the Company without complying with the requirements set forth in this Article II other than the requirements set forth in Section 2.4.

2.14 Call Rights.

(a) If, prior to the Lapse Date, a Management Investor ceases to be employed by the Company or any subsidiary of the Company for any reason (a “Termination”), the Company and the Investors will have the rights (the “Call Rights”) specified below to purchase the Common Stock held by such Management Investor and his Permitted Transferees.

(b) In the event of a Termination of a Management Investor for any reason other than Cause, the Company will have the right (but not the obligation) to purchase from such Management Investor and his Permitted Transferees, and such Management Investor and his Permitted Transferees will be required to sell to the Company any or all of the Common Stock held by such Management Investor and his Permitted Transferees at a price per share equal to the Fair Market Value as of the date the Company first exercises such Call Right with respect to such Management Investor. In the event of a Termination of such Management Investor for Cause, the Company (or any of its assignees) will have the right (but not the obligation) to purchase from such Persons, and such Persons will be required to sell to the Company (or to any such assignee) any or all of his Common Stock (including any fractional shares) at a price per share equal to the lower of (i) the price per share paid for such Common Stock by such Management Investor, provided that if the price per share paid for such Common Stock is zero, then the price per share paid will be deemed to be the par value and (ii) the Fair Market Value as of the date the Company first exercises such Call Right with respect to such Management Investor. With respect to any particular shares of Common Stock, the Company will have such Call Rights for a period commencing on the date (the “Call Commencement Date”) that is the later of (A) the date of the Termination, and (B) in the case of Common Stock received upon the exercise of Common Stock Equivalents, the date of the exercise of such Common Stock Equivalents.

(c) The Company will be entitled to exercise its rights hereunder with respect to any particular shares of Common Stock by sending written notice, not later than 181 days after the Call Commencement Date (the “Call Option Period”), to such Management Investor of its intention to purchase the Common Stock.

(d) If, with respect to any particular shares of Common Stock, the Company fails to exercise the Call Rights during the applicable Call Option Period, the Investors will have the Call Rights specified in this Section 2.14 for a period commencing on the date of the expiration of the Call Option Period, and ending 30 days thereafter and each Investor may exercise the Call Rights by sending written notice to such Management Investor within such time period. If the Investors, in the aggregate, elect to exercise Call Rights with respect to a number of shares of Common Stock greater than the number of such shares held by such Management Investor and his Permitted Transferees, each Investor shall be entitled to exercise the Call Rights in relative proportions to the percentage ownership of the shares of Equity Securities of the Investors electing to exercise Call Rights. With respect to any particular shares of Common Stock, the purchase price payable by the Investors shall be determined in accordance with Section 2.14(b); provided that Fair Market Value shall be determined if applicable as of the date the first Investor exercises a Call Right with respect to such shares of Common Stock. The Company agrees to promptly provide, upon request, the address of any Management Investor listed in the personnel records of the Company.

(e) The closing of any purchase pursuant to this Section 2.14 will take place at the principal office of the Company on the 30th day after the giving of the applicable notice. In the event of any purchase by Investors, such Investors will pay the purchase price for such Common Stock by delivery of a bank cashier’s check or a certified check for the purchase price. In the event of any purchase by the Company, the Company will pay the purchase price for such Common Stock (i) by delivery of a bank cashier’s check or a certified check of the Company for the purchase price or (ii) if the Company is prohibited from paying cash under any financing arrangement or otherwise, by delivery of a note payable in installments of up to five years, bearing interest at the Settlement Rate (as defined in the Purchase Agreement) in effect as of the date of the closing of the purchase; provided that in the event of any such prohibition, the Company will have the option of delaying the exercise of the Call Rights until 60 days after the financing and other restrictions lapse in which case the Call Rights shall remain in full force and effect until such time.

2.15 Put Rights.

(a) If the Termination of a Management Investor is as a result of the death or Permanent Disability of such Management Investor, then the applicable Management Entities, shall, for 60 days (the “Put Period”) following the date of such death or Permanent Disability, have the right to sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Common Stock then held by the applicable Management Entities, at a per share price equal to the Fair Market Value per share as of the date the Management Entities exercise such right (the “Repurchase Price”).

(b) In the event the applicable Management Entities intend to exercise their rights pursuant to Section 2.15(a), such Management Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of Common Stock in exchange for the payment referred in Section 2.15(a) (the “Redemption Notice”).

(c) The closing of the purchase will take place at the principal office of the Company on the 30th day after the giving of notice. The Company will pay the Repurchase Price for such Common Stock, against delivery of certificates or other instruments representing the Common Stock so purchased appropriately endorsed or executed by the applicable Management Entities or any duly authorized representative, (i) by delivery of a bank cashier’s check or a certified check of the Company for the Repurchase Price or (ii) if the Company is prohibited from paying cash under any financing arrangement or otherwise, by delivery of a note payable in installments of up to five years, bearing interest at the Settlement Rate (as defined in the Purchase Agreement) in effect as of the date of the closing of the purchase; provided that in the event of any such prohibition, the Company will have the option of delaying the repurchase until 60 days after the financing and other restrictions lapse in which case the repurchase rights shall remain in full force and effect until such time.

3. Amendments to Article V. Article V of the Agreement is hereby amended by deleting clauses (c) and (d) of Section 5.2 in their entirety.

4. Amendments to Article VI. Article VI of the Agreement is hereby amended by adding, immediately following Section 6.8, the following new Section 6.9.

6.9 Form S-8. No later than 190 days following the IPO, the Company shall file a registration statement on Form S-8 (or any successor or, if Form S-8 is not available, other appropriate forms) with respect to the Common Stock subject to the Company’s 2003 Stock Incentive Plan.

5. Amendments to Article IX. Article IX of the Agreement is hereby amended by adding, immediately following Section 9.14, the following new Sections 9.15, 9.16 and 9.17:

9.15 Covenant Not to Compete; Non-Solicitation. Each Management Investor acknowledges and recognizes the highly competitive nature of the businesses of the Company and its subsidiaries and accordingly agrees that, if such Management Investor is subject to an Employment Agreement, he will abide by the non-competition and non-solicitation covenants contained therein which are incorporated herein by reference with respect to such Management Investor. If no such covenants are contained in the Employment Agreement or if there is no such agreement, then the Management Investor agrees as follows:

(a) During the term of employment by the Company or any of its Affiliates and for a period of two years following the date the Management Investor ceases to be employed by the Company (the “Restricted Period”), such Management Investor will not, whether on his/her own behalf or on behalf of or in conjunction with any Person, directly or indirectly, solicit or assist in soliciting, in any manner, in competition with the Company, the business of any client or prospective client:

(i) with whom the Management Investor had personal contact or dealings on behalf of the Company or its subsidiaries during the one year period preceding the Management Investor’s termination of employment;

(ii) with whom employees reporting to the Management Investor have had personal contact or dealings on behalf of the Company during the one year immediately preceding the Management Investor’s termination of employment; or

(iii) for whom the Management Investor had direct or indirect responsibility during the one year immediately preceding the Management Investor’s termination of employment.

(b) During the Restricted Period, the Management Investor will not directly or indirectly:

(i) engage in any business that competes with the business of the Company or its Affiliates (including, without limitation, businesses which the Company or its Affiliates have specific plans to conduct in the future and as to which the Management Investor is aware of such planning) in any country in which the Company or its Affiliates generate at least $10 million in gross premiums written (or, pursuant to the Company’s business plan, expects to generate at least $10 million in gross premiums written in the calendar year following the year of the Management Investor’s termination of employment) (a “Competitive Business”);

(ii) enter the employ of, or render any services to, any Person (or any division or controlled or controlling Affiliate of any Person) who or which engages in a Competitive Business;

(iii) form, acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(iv) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its subsidiaries and customers, clients, suppliers partners, members or investors of the Company or its subsidiaries.

(c) Notwithstanding anything to the contrary in this Agreement, such Management Investor may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if such Management Investor (i) is not a Controlling person of, or a member of a group which Controls, such Person and (ii) does not, directly or indirectly, own 5% or more of any class of securities (including stock options, whether or not exercisable) of such Person.

(d) During the Restricted Period, such Management Investor will not, whether on such Management Investor’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(i) solicit or encourage in any manner any employee of the Company or its subsidiaries to leave the employment of the Company or its subsidiaries or to apply for or accept employment with any other Person; or

(ii) hire any such employee who was employed by the Company or its subsidiaries as of the date of the termination of such Management Investor’s employment or who left the employment of the Company or its subsidiaries coincident with, or within one year prior to or after, the termination of such Management Investor’s employment with the Company (other than any such employee whose employment with the Company is terminated by the Company without cause).

(e) During the Restricted Period, such Management Investor will not, directly or indirectly, encourage or solicit to cease to work with the Company or its subsidiaries any consultant then under contract with the Company or its subsidiaries.

(f) It is expressly understood and agreed that although such Management Investor and the Company consider the restrictions contained in this Section 9.15 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against the Management Investor, the provisions of this Agreement will not be rendered void but will be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding will not affect the enforceability of any of the other restrictions contained herein.

9.16 Confidentiality.

(a) No Management Investor will at any time (whether during or after such Management Investor’s employment with the Company) (i) retain or use for the benefit, purposes or account of such Management Investor or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information – including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, business strategies, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval – concerning the past, current or future business, activities and operations of the Company, its subsidiaries, Affiliates or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Company Board.

(b) For purposes of the confidentiality obligations of Management Investors under this Section 9.16, “Confidential Information” will not include any information that is (i) generally known to the industry or the public other than as a result of such Management Investor’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Investor by a third party without breach of any confidentiality obligation; or (iii) required by law or a court of competent jurisdiction to be disclosed; provided that such Management Investor will give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c) Except as required by law or a court of competent jurisdiction, no Management Investor will disclose to anyone, other than a Management Investor’s immediate family and legal, tax or financial advisors, the existence or contents of this Agreement; provided that each Management Investor may disclose to any prospective future employer the provisions of Sections 9.15 and 9.16(a)-(d) and (g) of this Agreement, provided that they agree to maintain the confidentiality of such terms.

(d) Upon termination of such Management Investor’s employment for any reason, the Management Investor will (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in such Management Investor’s possession or control (including any of the foregoing stored or located in the Management Investor’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and subsidiaries, except that such Management Investor may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Investor is or becomes aware.

(e) No Investor shall, and each Investor shall cause its directors, officers, employees, affiliates, representatives and each of its director-designees not to, disclose any Confidential Information regarding the Company obtained by such Investor in its capacity as an Investor (including in its capacity as a VCOC Investor) or by a director-designee of such Investor in such director-designees’ capacity as a director of the Company or by an observer of such Investor under Section 3.1(e); provided that any Investor may disclose such information to any of its directors, officers, employees, affiliates, auditors, attorneys and other representatives or agents, provided that such Investor shall be responsible for any breach by any such Person of the provisions hereof; and provided further that PMI may disclose such information (i) to any lender to PMI or any of its subsidiaries or any rating agency, (ii) to the extent PMI determines after consultation with counsel it is required to do so to comply with its disclosure obligations under applicable Law (including, without limitation, in connection with any public or private financing transaction that PMI or any of its subsidiaries may elect to consummate but excluding disclosure in connection with Process which is covered separately below) or any applicable rule of any national securities exchange or self regulatory organization, (iii) to the extent PMI determines it is required to do so in connection with any extraordinary corporate transaction involving PMI or any of its subsidiaries and (iv) to any regulatory agency or other governmental authority with jurisdiction over PMI or any of its subsidiaries to the extent that PMI determines after consultation with counsel that it is necessary or appropriate to make such disclosure in connection with a regulatory report, examination, inquiry or investigation of PMI or any of its subsidiaries or to the extent that any such regulatory agency or governmental authority requests such Confidential Information and PMI determines that the failure to provide such Confidential Information would be reasonably likely to have an adverse effect on PMI or any of its subsidiaries. With respect to any disclosure contemplated by clause (i), (iii) or (iv) in the immediately preceding sentence, PMI agrees to use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to such information. In the event that any Investor or any Person to whom such Investor is entitled to disclose information hereunder is required to disclose any Confidential Information in connection with any judicial or administrative proceedings (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation demand or similar process) (collectively, “Process”), such Investor shall in advance of such disclosure provide the Company with prompt notice of such requirement(s). Such Investor shall, to the extent legally permissible, provide the Company, in advance of any such disclosure, with a list of any Confidential Information intended to be disclosed (and, if applicable, the text of the disclosure language itself) and to cooperate with the Company to the extent it may seek to limit such disclosure, including, if requested, taking all reasonable steps to resist or avoid any such Process. If, in the absence of a protective order or the receipt of a waiver from the Company after a request in writing therefor is made by such Investor (such request to be made as soon as reasonably practicable to allow the Company a reasonable amount of time to respond thereto), such Investor or other Person is legally required to disclose Confidential Information to any tribunal, such Investor or other Person may disclose such information without liability hereunder. For purposes of the confidentiality obligations of Investors under this Section 9.16, the term Confidential Information shall not include information (i) which is or becomes generally available to the public other than as a result of disclosure of such information by any Investor or any Person to whom such Investor is entitled to disclose such information hereunder or (ii) which is or becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement or any other legal or fiduciary obligation which prohibits disclosure of such information.

(f) The Company agrees to abide by the following parameters as they relate to its disclosure practices and PMI, as applicable, agrees as follows: (i) the Company and PMI shall use their reasonable best efforts to coordinate their contacts with analysts regarding the Company or any of its Subsidiaries and shall advise each other reasonably promptly following any such contacts; (ii) the Company and PMI shall coordinate their quarterly and annual earnings releases; and (iii) the Company shall advise the Investors of any material information before the Company otherwise releases such information and shall then use its reasonable best efforts to avoid selective disclosure of such information. Clauses (i) and (ii) of this paragraph (f) shall terminate upon consummation by the Company of an IPO.

(g) Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of transactions entered into by the Company or any of its subsidiaries and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

9.17 Advice of Counsel.

Each Management Investor acknowledges that, in executing this Agreement, he or she has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.

6. Amendments to Article IX. Section 9.3(a) of the Agreement is hereby amended by adding, immediately following the first sentence of Section 9.3(a), the following sentence:

Amendments to this Agreement that diminish the rights of Management Investors differently than Investors holding the same class or series of Equity Securities as the Management Investors shall require the separate written approval of the Management Investors holding a majority of the Common Stock held by the Management Investors.

7. Amendments to Annexes to the Agreement.

(a) Annex A to the Agreement is hereby amended by deleting it in its entirety and replacing it with contents of Exhibit A attached hereto.

(b) Annex D to the Agreement is hereby amended by deleting the Cypress notice provision in its entirety and replacing it with the following Cypress notice provision:

If to Cypress:

Cypress Merchant Banking Partners II L.P.

Cypress Merchant Banking II C.V.

55th Street Partners II L.P.

Cypress Side-By-Side LLC

Cypress FGIC Investors LLC

c/o The Cypress Group L.L.C.

65 East 55th Street, 28th Floor

New York, New York 10022

Attn: William L. Spiegel

Facsimile: 212-705-0198

with required copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Wilson S. Neely

Facsimile: (212) 455-2502

(c) Annex D to the Agreement is hereby amended by deleting the Management Investors notice provision in its entirety and replacing it with the following Management Investors notice provision:

If to Management Investors:

To the address listed in the personnel records of the Company.

8. Miscellaneous.

(a) Sections 9.4 through 9.12 of the Agreement are incorporated herein by reference, and references to the Agreement in such sections shall apply to this Amendment as the context requires.

(b) Except as specifically amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

(c) Cypress/FGIC shall be deemed a party to the Agreement as a Cypress Vehicle as of the date of this Amendment. Each of the Management Investors listed on Exhibit A hereto (amending Annex A to the Agreement) shall be deemed a party to the Agreement as a Management Investor as of the date of this Amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the individuals whose names appear below and by the duly authorized representatives of each party hereto as of the first date written.

FALCONS ACQUISITION CORP.

By:	/s/ Frank Bivona
Name:
Title:

THE PMI GROUP, INC.

By:	/s/ Bradley M. Shuster
Name:
Title:

BLACKSTONE CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ Bret Pearlman
Name:
Title:

BLACKSTONE CAPITAL PARTNERS IV-A L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ Bret Pearlman
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV-A, L.P.

By:	Blackstone Management Associates IV L.L.C., its General Partner

By:	/s/ Bret Pearlman
Name:
Title:

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	Cypress Associates II LLC,
as general partner

By:	/s/ James A. Stern
Name:
Title:

CYPRESS MERCHANT BANKING II C.V.

By:	Cypress Associates II LLC,
as managing general partner

By:	/s/ James A. Stern
Name:
Title:

CYPRESS SIDE-BY-SIDE LLC

By:	/s/ James A. Stern
Name:
Title:

55TH STREET PARTNERS II L.P.

By:	Cypress Associates II LLC,
as general partner

By:	/s/ James A. Stern
Name:
Title:

CYPRESS FGIC INVESTORS LLC

By:	Cypress Merchant Banking Partner II L.P.,
as Managing Member

By:	Cypress Associates II LLC,
as general partner

By:	/s/ James A. Stern
Name:
Title:

2

CIVC/FGIC INVESTMENT COMPANY LLC
as a CIVC Vehicle (as defined herein)

By:	CIVC Partners, L.P.,
its Managing Member

By:	CIVC Management GP, LLC,
its General Partner

By:	/s/ Dan Helle
Name:
Title:

CIVC PARTNERS FUND III, L.P.

By:	CIVC GP III, L.P.,
its General Partner

By:	GP III, LLC,
its General Partner

By:	/s/ Dan Helle
Name:
Title:

CIVC PARTNERS FUND IIIA, L.P.

By:	CIVC GP IIIA, L.P.,
its General Partner

By:	CIVC GP, LLC,
its General Partner

By:	/s/ Dan Helle
Name:
Title:

3

Thomas Adams

/s/ Thomas Adams

4

Frank Bivona

/s/ Frank Bivona

5

Jeffrey Fried

/s/ Jeffrey Fried

6

Howard Pfeffer

/s/ Howard Pfeffer

7

Timothy Travers

/s/ Timothy Travers

8